Exhibit 23.1
                                                                    ------------

                         Consent of Independent Auditors


We consent to the incorporation by reference in these Registration Statements (Form S-8 No. 33-_____ and No. 33-25845) pertaining to the CARBO Ceramics Inc. 1996 Stock Options Plan for Key Employees of our report dated February 1, 2002, with respect to the consolidated financial statements of CARBO Ceramics Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

May 6, 2002
New Orleans, Louisiana